UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

March 5, 2020

Date of report (Date of earliest event reported)

Leap Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Thorndike Street, Suite B1-1 Cambridge, MA (Address of principal executive offices)	02141 (Zip Code)

Registrant's telephone number, including area code (617) 714-0360 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LPTX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	Leap Therapeutics, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) on March 5, 2020.

(b)	The final voting results on each of the matters submitted to a vote of stockholders at the Special Meeting are set forth below.

(1) The amendment to the Company’s Third Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue was approved.

For	Against	Abstain
12,744,817	41,193	155,231

(2) The Private Placement Issuance of (1) Common Stock and Pre-Funded Warrants, as applicable, upon the conversion of the Mandatorily Convertible Preferred Stock, (2) Coverage Warrants upon the conversion of the Mandatorily Convertible Preferred Stock, and (3) Common Stock upon the exercise of the Pre-Funded Warrants and the Coverage Warrants was approved.

For	Against	Abstain
12,746,978	43,232	151,031

(3) The Authorization to Adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve Proposals 1 and 2 at the time of the Special Meeting is convened was approved.

For	Against	Abstain
12,688,250	112,995	139,996

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leap Therapeutics, Inc.

Dated: March 9, 2020	By:	/s/ Douglas E. Onsi
	Name:	Douglas E. Onsi
	Title:	Chief Financial Officer, General Counsel, Treasurer and Secretary